EXHIBIT 4.1

FIFTH AMENDMENT

THIS FIFTH AMENDMENT, dated as of June 26, 2008 (this “Amendment”), is to the Second Amended and Restated Credit Agreement (as heretofore amended, the “Credit Agreement”) dated as of September 8, 2004 among PENSKE AUTOMOTIVE GROUP, INC. (formerly known as United Auto Group, Inc.; the “Company”), various financial institutions (the “Lenders”) and DCFS USA LLC, as successor agent for the Lenders (the “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1 AMENDMENTS. Effective on the Effective Date (defined below), the Credit Agreement shall be hereby amended as follows:

1.1 The following definitions shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

Fifth Amendment Effective Date means the “Effective Date” under and as detailed in the Fifth Amendment to this Agreement, dated as of June 26, 2008.

Term Loans – see Section 2.1.3.

Term Commitment Amount means $219,000,000.

Term Outstandings means, at any time, the aggregate outstanding principal amount of the Term Loans.

1.2 The following definitions in Section 1.1 of the Credit Agreement shall be amended by deleting the current definitions and replacing the same in their entireties as follows:

Commitment means, as to any Lender, such Lender’s commitment to make Loans and/or to issue or participate in Letters of Credit under this Agreement. Each Lender’s Pro Rata Share of the Revolving Commitment Amount, the L/C Commitment Amount and the Term Commitment Amount as in effect on the Fifth Amendment Effective Date is set forth on Schedule 2.1.

Interest Rate means, for each day, a rate per annum equal to the sum of (a) (i) in the case of any day from and including the first day of each calendar month through and including the 15th day of such calendar month, the LIBO Rate for the first day of such calendar month and (ii) in the case of any day from and including the 16th day of each calendar month through and including the last day of such calendar month, the LIBO Rate for the 16th day of such calendar month (the rate set forth in this clause (a) being the “Base LIBO Rate”) plus (b) (i) in the case of Revolving Loans, (x) if the aggregate amount of the Revolving Outstandings plus the Term Outstandings is less than or equal to the Borrowing Base, a margin of one and three-quarters percent (1.75%) per annum, and (y) if the Total Outstandings exceed the Borrowing Base, then (A) a margin of two and one-quarter percent (2.25%) per annum shall apply to the portion of the Revolving Loans equal to the amount by which the Total Outstandings exceed the Borrowing Base and (B) a margin of one and three-quarters percent (1.75%) per annum shall apply to the portion of Revolving Loans not described in the foregoing clause (A) (with each determination of the Borrowing Base in this clause (i) to be effective as of the first day of the calendar month during which the applicable Borrowing Base Certificate is delivered) and (ii) in the case of the Term Loans, a margin of two and one-half percent (2.50%) per annum. Notwithstanding the foregoing, at any time an Event of Default exists, the applicable margin shall be increased by two percent (2.00%) per annum. For purposes of this definition, “LIBO Rate” means, for each date of calculation, (1) the rate of interest (rounded upwards, if necessary, to the next 1/16th of 1%) published in The Wall Street Journal (Midwest Edition) on such day (or the immediately preceding Business Day, if such date is not a Business Day) in its “Money Rates” column as the one-month London Interbank Offered Rate for Dollar-denominated deposits (if The Wall Street Journal ceases to publish such a rate or substantially changes the methodology used to determine such rate, then the rate shall be the rate of interest (rounded upwards, if necessary, to the next 1/16th of 1%) published by Reuters Monitor Rates Service on such day (or the immediately preceding Business Day, if such date is not a Business Day) as the one-month London Interbank Offered Rate for Dollar-denominated deposits or (2) if such rate is not published or available, such rate as shall be otherwise independently determined by the Agent on a basis substantially similar to the methodology used by The Wall Street Journal on the date of this Agreement.

Loans means the Revolving Loans and the Term Loans.

Maximum Availability means, at any time, (a) the Borrowing Base plus the lesser of (x) $300,000,000 and (y) 35% of the Domestic Blue Sky Value at such time minus (b) the sum of the Revolving Outstandings plus the Term Outstandings, at such time.

Pro Rata Share means, with respect to any Lender, the percentage which (a) the aggregate amount of such Lender’s Commitments is of (b) the Commitments of all Lenders; provided that, after any of the Commitments have been terminated, “Pro Rata Share” shall mean, as to any Lender, the percentage which the sum of the aggregate principal amount of such Lender’s Revolving Loans plus the participations of such Lender in all Letters of Credit plus the aggregate principal amount of such Lender’s Term Loans is of the sum of the aggregate principal amount of all Revolving Loans plus the Stated Amount of all Letters of Credit plus the aggregate principal amount of the Term Loan. The Pro Rata Share of each Lender as of the Fifth Amendment Effective Date is set forth on Schedule 2.1.

Total Outstandings means, at any time, the sum of (a) the Revolving Outstandings, plus (b) the Stated Amount of all Letters of Credit plus (c) the Term Outstandings.

1.3 The Credit Agreement shall be amended by adding the following new Section 2.1.3 thereto after Section 2.1.2:

2.1.3 Term Loan Commitment. Each Lender agrees to make a loan to the Company (each such loan, a “Term Loan”), in a single drawing, no later than July 31, 2008, in such Lender’s Pro Rata Share of the Term Commitment Amount; provided that the Total Outstandings will not, at any time, exceed the Borrowing Base by more than the lesser of (x) $300,000,000 and (y) 35% of the Domestic Blue Sky Value at such time. The commitments of the Lenders to make the Term Loan shall expire concurrently with the making of the Term Loans. Once repaid, no portion of the Term Loans may be reborrowed.

1.4 Section 5.2 of the Credit Agreement shall be amended by deleting the first sentence of such Section in its entirety and replacing the same with the following:

The Company agrees to pay to the Agent for the account of the Lenders a non-use fee (the “Non-Use Fee”) equal to 0.35% per annum (computed for the actual number of days elapsed on the basis of a year of 360 days) of an amount equal to the Commitments (other than the Commitments to make Term Loans and issue Letters of Credit) less the Revolving Outstandings.

1.5 Section 5.3 of the Credit Agreement shall be amended by deleting clause (b) in its entirety and replacing the same with the following:

(b) Each Lender hereby acknowledges and agrees that the Agent may deduct from payments of the Non-Use Fees received by it from the Company an amount equal to 0.10% per annum of an amount equal to such Lender’s Pro Rata Share of the Commitments (other than the Commitments to make Term Loans and issue Letters of Credit) less such Lender’s Pro Rata Share of the Revolving Outstandings, and that all payments of each Lender’s Pro Rata Share of Non-Use Fees to such Lender by the Agent shall be net of such amount.

1.6 Section 6.1(a) of the Credit Agreement shall be amended by deleting the last sentence of such Section in its entirety and replacing the same with the following:

All reductions of the Revolving Commitment Amount shall reduce the Commitments to make Revolving Loans pro rata among the Lenders according to their respective Pro Rata Shares.

1.7 Section 9.12(a) of the Credit Agreement shall be amended by inserting the following at the end of such Section:

; and use the proceeds of the Term Loans solely to effect the Investment permitted under Section 9.19(k)

1.8 Section 9.18 of the Credit Agreement shall be amended by inserting the following language at the end thereof:

and businesses engaged in by Penske Truck Leasing Co., L.P., a Delaware limited partnership, on the Fifth Amendment Effective Date and businesses reasonably related thereto

1.9 Section 9.19 of the Credit Agreement shall be amended by inserting the following as a new clause (k) thereto after existing clause (j) thereto and relettering each of the subsequent clauses:

(k) Investments in an aggregate not to exceed nine percent (9%) of the outstanding limited partnership interests (calculated as of June 26, 2008) in Penske Truck Leasing Co., L.P., a Delaware limited partnership.

1.10 Section 13.1 of the Credit Agreement shall be amended by deleting clause (ii) thereof in its entirety and replacing the same with the following:

(ii) increase the Revolving Commitment Amount, the L/C Commitment Amount or the Term Commitment Amount,

1.11 Section 13.9.1 of the Credit Agreement shall be amended by (i) deleting “and the L/C Commitment Amount” from clause (i) of the first sentence of such Section and inserting “, the L/C Commitment Amount and the Term Commitment Amount” to the end of such clause and (ii) restating clause (b) of the proviso to the first sentence of such Section to read in its entirety as follows:

(b) no assignment and delegation may be made to any Person that does not assign and delegate to such Person an equal Pro Rata Share of the Revolving Commitment Amount and the Term Commitment Amount and all Revolving Loans and Term Loans and the L/C Commitment Amount and all Letters of Credit,

1.12 Schedule 2.1 of the Credit Agreement shall be deleted in its entirety and replaced with Schedule 2.1 attached hereto.

1.13 Schedule I of the Pledge Agreement shall be supplemented by adding the information on Schedule I attached hereto; provided that such interest are pledged to the satisfaction of the Agent and to the Agent for the benefit of the Lenders.

SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that: (a) the representations and warranties made in Section 8 of the Credit Agreement are true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Effective Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the “Amended Credit Agreement”) (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any governmental authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any of its Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any of its Subsidiaries; and (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3 CONDITIONS TO EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective on the date (the “Effective Date”) when the following conditions precedent have been satisfied, each in form and substance satisfactory to the Agent:

3.1 Amendment. The Agent shall have received a counterpart of this Amendment executed by the Company and each Lender (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party).

3.2 Reaffirmation. A counterpart of the Reaffirmation of Loan Documents, substantially in the form of Exhibit A, executed by each Loan Party other than the Company.

3.3 Partnership Agreement. A certified copy of the Agreement of Limited Partnership of Penske Truck Leasing Co., L.P.

3.4 Upfront Fee. The Company shall have paid to the Agent for the account of each Lender a fee equal to .10% of such Lender’s Pro Rata Share of the Term Commitment Amount.

3.5 Opinion of Counsel. An opinion of counsel reasonably satisfactory to the Agent.

3.6 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Amendment and the performance of the Credit Agreement as amended by the Amendment.

3.7 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of each Loan Party certifying the names of the officer or officers of such entity authorized to sign this Amendment, the Reaffirmation and any other Loan Document to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

3.8 Security Interest. The Agent is satisfied that all steps necessary to perfect its security interest in the Penske Truck Leasing Co., L.P. limited partnership interests of the Company have been taken; all consents necessary to permit the pledge of such limited partnership interests to the Agent shall have been obtained and be in full force and effect.

3.9 Other Documents. Such other documents as the Agent or any Lender may reasonably request.

SECTION 4 MISCELLANEOUS.

4.1 Continuing Effectiveness, etc. As hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. All references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the “Credit Agreement” or similar terms shall refer to the Amended Credit Agreement.

4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

4.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication, the allocable costs of internal legal services and all disbursements of internal legal counsel) in connection with the preparation, execution and delivery of this Amendment.

4.4 Severability of Provisions. In the event that any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

4.5 Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

4.6 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York applicable to contracts made and to be wholly performed within the State of New York.

4.7 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Delivered as of the day and year first above written.

PENSKE AUTOMOTIVE GROUP, INC.

By: /s/ Robert O’Shaughnessy
Title: Executive Vice President – Finance

DCFS USA LLC, as Agent, as Issuing Lender and as a

Lender

By: /s/ Michele Nowak
Title: Credit Director National Accounts

TOYOTA MOTOR CREDIT CORPORATION,

as a Lender

By: /s/ Mark Doi
Title: National Dealer Credit Manager

SCHEDULE 2.1

LENDERS AND PRO RATA SHARES

	Share of Revolving	Share of L/C	Share of Term
Lender	Commitment Amount	Commitment Amount	Commitment Amount	Pro Rata Share
DCFC USA LLC	$173,076,923.08	$6,923,076.92	$151,615,384.62	69.2307692307692%

Toyota Motor Credit Corporation	$76,923,076.92	$3,076,923.08	$67,384,615.38	30.7692307692308%

TOTAL	$250,000,000	$10,000,000	$219,000,000	100%

SCHEDULE I – PLEDGED INTERESTS

		Partnership
		Interest Pledged
Partnership	Pledgors	Hereunder
Penske Truck Leasing Co., L.P.	Penske Automotive Group, Inc.	9%

EXHIBIT A

FORM OF REAFFIRMATION

as of June 26, 2008

DCFS USA LLC, as Agent
and the Lenders party
to the Second Amended and Restated Credit Agreement
referred to below
36455 Corporate Drive
Farmington Hills, Michigan 48331
Attn: Michele Nowak

Re: Reaffirmation of Loan Documents

Ladies and Gentlemen:

Please refer to:

(a) The Second Amended and Restated Security Agreement dated as of September 8, 2004 (the “Security Agreement”) among Penske Automotive Group, Inc. (formerly known as United Auto Group, Inc.; the “Company”), its subsidiaries and DCFS USA LLC in its capacity as Agent (in such capacity, the “Agent”);

(b) The Guaranty dated as of October 8, 1999 (the “Guaranty”) executed in favor of the Agent and various other parties by all subsidiaries of the Company; and

(c) The Pledge Agreement dated as of October 8, 1999 (the “Pledge Agreement”) executed by the Company and certain of its subsidiaries.

Each of the undersigned acknowledges that the Company, the Lenders and the Agent have executed the Fifth Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement dated as of September 8, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein have the meanings given in the Credit Agreement.

Each of the undersigned hereby confirms that the Security Agreement, the Guaranty, the Pledge Agreement and each other Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendment and that, upon such effectiveness, all references in each Loan Document to the “Credit Agreement” shall be references to the Credit Agreement, as amended by the Amendment.

This letter agreement may be signed in counterparts and by the various parties on separate counterparts. This letter agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

ATLANTIC AUTO FUNDING CORPORATION
ATLANTIC AUTO SECOND FUNDING CORP	ORATION
ATLANTIC AUTO THIRD FUNDING CORPO	RATION
AUTO MALL PAYROLL SERVICES, INC.
BRETT MORGAN CHEVROLET-GEO, INC.
CJNS, LLC
CLASSIC AUTO GROUP, INC.
CLASSIC IMPORTS, INC.
CLASSIC MANAGEMENT COMPANY, INC.
CLASSIC TURNERSVILLE, INC.
COVINGTON PIKE DODGE, INC.
CYCLE HOLDINGS, LLC
DAN YOUNG CHEVROLET, INC.
DIFEO PARTNERSHIP, LLC
EUROPA AUTO IMPORTS, INC.
FLORIDA CHRYSLER-PLYMOUTH, INC.
FRN of TULSA, LLC
GENE REED CHEVROLET, INC.
GMG MOTORS, INC.

GOODSON NORTH, LLC
GOODSON PONTIAC GMC, LLC
GOODSON SPRING BRANCH, LLC
HBL, LLC
HT AUTOMOTIVE, LLC
JS IMPORTS, LLC
KMPB, LLC
KMT/UAG, INC.
LANDERS AUTO SALES, LLC
LANDERS BUICK-PONTIAC, INC.
LANDERS FORD NORTH, INC.
LANDERS UNITED AUTO GROUP NO. 2,	INC.
LATE ACQUISITION I, LLC
LATE ACQUISITION II, LLC
LMNS, LLC
LRP, LTD.
MICHAEL CHEVROLET-OLDSMOBILE, INC	.
MOTORCARS ACQUISITION II, LLC
MOTORCARS ACQUISITION III, LLC
MOTORCARS ACQUISITION IV, LLC
MOTORCARS ACQUISITION V, LLC
MOTORCARS ACQUISITION VI, LLC
MOTORCARS ACQUISITION, LLC
PAG ACQUISITION 15, LLC
PAG AUSTIN S1, LLC
PAG CLOVIS T1, INC.
PAG LONG ISLAND B1, LLC
PAG LONG ISLAND L1, LLC
PAG LONG ISLAND M1, LLC
PAG MICHIGAN S1, LLC
PAG NORTH SCOTTSDALE BE, LLC
PAG TURNERSVILLE AU, LLC
PAG MICHIGAN HOLDINGS, LLC
PAG WEST, LLC
PALM AUTO PLAZA, LLC
PEACHTREE NISSAN, INC.
PENSKE DIRECT, LLC
PENSKE WHOLESALE OUTLET, LLC
PMRC, LLC
RELENTLESS PURSUIT ENTERPRISES, I	NC.
SA AUTOMOTIVE, LTD.
SAU AUTOMOTIVE, LTD.
SCOTTSDALE 101 MANAGEMENT, LLC
SCOTTSDALE FERRARI, LLC
SCOTTSDALE JAGUAR, LTD.
SCOTTSDALE MANAGEMENT GROUP, LTD.
SCOTTSDALE PAINT & BODY, LLC
SIGMA MOTORS INC.
SK MOTORS, LLC
SL AUTOMOTIVE, LLC
SMART USA DISTRIBUTOR, LLC
SOMERSET MOTORS, INC.
SUN MOTORS, LLC
TRI-CITY LEASING, INC.
TURNERSVILLE AUTO OUTLET, LLC
UAG ATLANTA H1, LLC
UAG ATLANTA IV MOTORS, INC.
UAG ARKANSAS FLM, LLV
UAG CAPITOL, INC.
UAG CAROLINA, INC.
UAG CENTRAL NJ, LLC
UAG CENTRAL REGION MANAGEMENT, LL	C
UAG CHANTILLY AU, LLC
UAG CHCC, INC.
UAG CHEVROLET, INC.
UAG CLASSIC, INC.
UAG CLOVIS, INC.
UAG CONNECTICUT I, LLC
UAG CONNECTICUT, LLC
UAG DULUTH, INC.
UAG EAST, LLC
UAG ESCONDIDO A1, INC.
UAG ESCONDIDO H1, INC.
UAG ESCONDIDO M1, INC.
UAG FAIRFIELD CA, LLC
UAG FAIRFIELD CM, LLC
UAG FAIRFIELD CP, LLC
UAG FAYETTEVILLE I, LLC
UAG FAYETTEVILLE II, LLC
UAG FAYETTEVILLE III, LLC
UAG FINANCE COMPANY, INC.
UAG GD, LTD.
UAG GN, LTD.
UAG GP, LTD
UAG GRACELAND II, INC.
UAG GW, LTD.
UAG HOUSTON ACQUISITION, LTD.
UAG HUDSON, INC.
UAG HUDSON CJD, LLC
UAG INTERNATIONAL HOLDINGS, INC.
UAG KISSIMMEE MOTORS, INC.
UAG LANDERS SPRINGDALE, LLC
UAG LOS GATOS, INC.
UAG MARIN, INC.
UAG MEMPHIS II, INC.
UAG MEMPHIS IV, INC.
UAG MEMPHIS MANAGEMENT, LLC
UAG MENTOR ACQUISITION, LLC
UAG MICHIGAN CADILLAC, LLC
UAG MICHIGAN H1, LLC
UAG MICHIGAN H2, LLC
UAG MICHIGAN PONTIAC-GMC, LLC
UAG MICHIGAN T1, LLC
UAG MICHIGAN TMV, LLC
UAG MINNEAPOLIS B1, LLC
UAG NANUET I, LLC
UAG NANUET II, LLC
UAG NEVADA LAND, LLC
UAG NORTHEAST BODY SHOP, INC.
UAG NORTHEAST, LLC
UAG OLDSMOBILE OF INDIANA, LLC
UAG/PFS, INC.
UAG PHOENIX VC, LLC
UAG REALTY, LLC
UAG ROYAL PALM, LLC
UAG ROYAL PALM M1, LLC
UAG SAN DIEGO A1, INC.
UAG SAN DIEGO H1, INC.
UAG SAN DIEGO JA, INC.
UAG SOUTHEAST, INC.
UAG SPRING, LLC
UAG STEVENS CREEK II, INC.
UAG SUNNYVALE, INC.
UAG TEXAS II, INC.
UAG TEXAS, LLC
UAG TULSA HOLDINGS, LLC
UAG TURNERSVILLE MOTORS, LLC
UAG TURNERSVILLE REALTY, LLC
UAG VK, LLC
UAG WEST BAY AM, LLC
UAG WEST BAY FM, LLC
UAG WEST BAY IA, LLC
UAG WEST BAY IAU, LLC
UAG WEST BAY IB, LLC
UAG WEST BAY II, LLC
UAG WEST BAY IL, LLC
UAG WEST BAY IM, LLC
UAG WEST BAY IP, LLC
UAG WEST BAY IV, LLC
UAG WEST BAY IW, LLC
UAG YOUNG II, INC.
UAG-CARIBBEAN, INC.
PENSKE AUTOMOTIVE GROUP, INC.
UNITED AUTO LICENSING, LLC
UNITEDAUTO SCOTTSDALE PROPERTY HO	LDINGS, LLC
UNITED AUTOCARE PRODUCTS, LLC
UNITED NISSAN, INC., A GEORGIA CO	RPORATION
UNITED NISSAN, INC., A TENNESSEE	CORPORATION
UNITED RANCH AUTOMOTIVE, LLC
UNITED AUTO DODGE OF SHREVEPORT,	INC.
UNITEDAUTO FIFTH FUNDING INC.
UNITEDAUTO FINANCE INC.
UNITEDAUTO FOURTH FUNDING INC.
WEST PALM AUTO MALL, INC.
WEST PALM NISSAN, LLC
WEST PALM S1, LLC
WESTBURY SUPERSTORE, LTD.
WTA MOTORS, LTD.
YOUNG MANAGEMENT GROUP, INC.
UNITED FORD NORTH, LLC
UNITED FORD BROKEN ARROW, LLC
DEALER ACCESSORIES, LLC
UAG WEST BAY IN, LLC
UAG SAN DIEGO AU, INC.
UAG SAN DIEGO MANAGEMENT, INC.

By:
Title:

CLASSIC MOTOR SALES, LLC

CLASSIC ENTERPRISES, LLC

By: Penske Automotive Group, Inc.

Member

By:
Title: Executive Vice President – Finance

CLASSIC NISSAN OF TURNERSVILLE, LLC

By: Classic Management Company, Inc.

Member

By:
Title: Assistant Treasurer

YOUNG AUTOMOTIVE HOLDINGS, LLC

DAN YOUNG MOTORS, LLC

By: DAN YOUNG CHEVROLET, INC.

Member

By:
Title: Assistant Treasurer

SHANNON AUTOMOTIVE, LTD.

By: UAG TEXAS, LLC

a general partner

By:
Title: Treasurer

UAG CITRUS MOTORS, LLC

By: Penske Automotive Group, Inc.

Member

By:
Title: Executive Vice President — Finance

PAG EAST, LLC

D. YOUNG CHEVROLET, LLC

By: Penske Automotive Group, Inc., Member

By:
Title: Executive Vice President — Finance

NATIONAL CITY FORD, INC.

CENTRAL FORD CENTER, INC.

By:
Title:  Assistant Treasurer

COUNTY AUTO GROUP PARTNERSHIP
DANBURY AUTO PARTNERSHIP
DIFEO CHRYSLER PLYMOUTH JEEP
EAGLE PARTNERSHIP
DIFEO HYUNDAI PARTNERSHIP
DIFEO LEASING PARTNERSHIP
DIFEO NISSAN PARTNERSHIP
DIFEO TENAFLY PARTNERSHIP
HUDSON MOTOR PARTNERSHIP

OCT PARTNERSHIP
SOMERSET MOTORS PARTNERSHIP

By: DIFEO PARTNERSHIP, INC.

a general partner

By:
Title:  Assistant Treasurer

TAMBURRO ENTERPRISES, INC.

CLASSIC SPECIAL ADVERTISING, INC.
CLASSIC SPECIAL AUTOMOTIVE GP, LLC
CLASSIC SPECIAL, LLC

By:
Title:  Assistant Treasurer

CLASSIC SPECIAL AUTOMOTIVE, LTD.

By: Classic Special Automotive GP, LLC

General Partner

By:
Title:  Assistant Treasurer

CLASSIC SPECIAL HYUNDAI, LTD.
HILL COUNTRY IMPORTS, LTD.
CLASSIC OLDSMOBILE PONTIAC-GMC, LTD.

By: Classic Special, LLC

By:
Title:  Assistant Treasurer

PAG ORLANDO LIMITED, INC.

PAG ORLANDO GENERAL, INC.

By:
Title:  Assistant Treasurer

PAG ORLANDO PARTNERSHIP, LTD.

By: PAG Orlando General, Inc.

General Partner

By:
Title:  Assistant Treasurer